Exhibit 23.6


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the shareholders and the Supervisory Directors of United and Philips Communications B.V.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated May 20, 1996, on the consolidated financial statements of United and Philips Communications B.V. and subsidiaries for the year ended December 31, 1995, and all related financial statement schedules, which reports appear in the February 28, 1998 Annual Report on Form 10-K of United International Holdings, Inc.


                                               /S/  KPMG Accountants
                                               ---------------------
                                               KPMG Accountants N.V.

Amstelveen, The Netherlands
January 27, 1999